Exhibit 23


                         Consent of Independent Auditors

We hereby consent to the inclusion in Form 8-K (Current Report) of Tribune Company dated June 10, 1997 and to the incorporation by reference in Forms S-3 (Registration No. 333-02831 and Registration No. 333-18921) of Tribune Company of our report dated February 21, 1997, except for Note 18 as to which the date is March 25, 1997, with respect to the consolidated financial statements of Renaissance Communications Corp. for the year ended December 31, 1996.

                                              /s/ ERNST & YOUNG LLP

New York, New York
June 10, 1997

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